                                                                 Exhibit (10)(h)

                    QUOTA SHARE REINSURANCE TREATY AGREEMENT
                                (the "Agreement")

             This Agreement is made and entered into by and between

               MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.
                                   Buffalo, NY
                                (the "Reinsured")
                              N.A.I.C. Code: 23337

                                       and

             THE SUBSCRIBING UNDERWRITING MEMBERS OF LLOYD'S, LONDON
                    SPECIFICALLY IDENTIFIED ON THE SCHEDULES
                           ATTACHED TO THIS AGREEMENT
                                (the "Reinsurer")

        in respect of business underwritten in the name of the Reinsured by

                              Sureco National, LLC

                              Manalapan, New Jersey
                             (the "Program Manager")

                  under the attached Program Manager Agreement
                        (the "Program Manager Agreement")

                with this Agreement commencing on January 1, 2000
                              ("Commencement Date")













                      U.S. Classification: U.S. Reinsurance

                                TABLE OF CONTENTS
                                -----------------

         PREAMBLE          IDENTITY OF PARTIES
         ARTICLE I         BUSINESS COVERED UNDER THIS AGREEMENT
         ARTICLE 2         AMOUNT OF COVER
         ARTICLE 3         EXCLUSIONS
         ARTICLE 4         TERRITORIAL SCOPE
         ARTICLE 5         COMMENCEMENT AND TERMINATION
         ARTICLE 6         FOLLOW THE FORTUNES
         ARTICLE 7         AIDS TO INTERPRETATION
         ARTICLE 8         MANAGER APPOINTMENT
         ARTICLE 9         NOTICES
         ARTICLE 10        PREMIUM AND COMMISSIONS
         ARTICLE 11        CONTINGENT COMMISSION
         ARTICLE 12        TAX PROVISIONS
         ARTICLE 13        PREMIUM ACCOUNTS, REPORTS AND PAYMENTS
         ARTICLE 14        CLAIMS AND CLAIMS HANDLING
         ARTICLE 15        CURRENCY
         ARTICLE 16        EXPIRATIONS
         ARTICLE 17        ERRORS AND OMISSIONS
         ARTICLE 18        INSOLVENCY OF THE REINSURED
         ARTICLE 19        AMENDMENT AND ALTERATIONS
         ARTICLE 20        ARBITRATION
         ARTICLE 21        SERVICE OF SUIT
         ARTICLE 22        INTERMEDIARY
         ARTICLE 23        PARTICIPATION

                                   QUOTA SHARE

                          REINSURANCE TREATY AGREEMENT

                                    PREAMBLE


This Agreement is made and entered into by and between the Reinsured and the Reinsurer, as shown on the cover sheet of this Agreement, on the terms and conditions contained in this Agreement. Except as specifically and expressly provided for in Article 17 of this Agreement, the provisions of this Agreement are intended solely for the benefit of the Reinsured and Reinsurer and nothing in this Agreement shall create or be construed to create any obligations to or establish any rights against any party to this Agreement in favor of any third parties whether they be insureds, claimants, or other third parties.

The Reinsured has entered into a Management Agreement with Syndicated Services Company, Inc. ("Manager") pursuant to which Manager provides services to the Reinsured regarding the business submitted by the Program Manager to the Reinsured and is the subject of this Agreement. Manager will provide services to Reinsured and Reinsurer as respects the business submitted by the Program Manager as provided in this Agreement.

                                    ARTICLE 1

BUSINESS COVERED UNDER THIS AGREEMENT

This Agreement applies to all "Policies" issued by Program Manager on behalf of the Reinsured pursuant to the Program Manager Agreement between those parties dated January 1, 2000. The term "Policies" and "Policy" shall include policies, contracts, certificates, or binders of insurance including endorsements and other modifications thereto, issued.

                                    ARTICLE 2

AMOUNT OF COVER

1.       QUOTA SHARE

         The Reinsured agrees to cede and Reinsurer agrees to accept by way of quota share reinsurance a 100% (one hundred percent) share ("Reinsurer's Quota Share") of all Loss and Loss Expenses, both as defined herein.

2.       LOSS AND LOSS EXPENSES

         The term "Loss" shall mean the actual amount that the Reinsured is liable to pay for claims, demands or losses under any Policies.

         The term "Loss Expenses" shall mean the actual amount of expenses that the Reinsured incurs in the investigation, adjustment, appraisal and defense of all claims, demands, and losses under the Policies, including costs of any rescission or declaratory judgment action arising out of or in connection with the Policies, and shall exclude general office expenses, overheads and salaries of the Reinsured's or the Program Manager's employees, except for (1) Reinsured's staff attorneys representing insureds in the defense of claims, demands or losses and (2) Reinsured's Claims Division personnel to the extent permitted by the Claims Mandate as defined herein. It is agreed that external legal costs incurred by the Program Manager shall be payable by Reinsurers as Loss Expenses where such costs are allocable against specific claims. Nothing in this Agreement shall be construed as meaning that Loss and Loss Expenses are not recoverable hereunder until the ultimate actual loss to the Reinsured has been ascertained.

         All salvage and subrogation recoveries actually made by the Reinsured incident to Loss and Loss Expense payments by Reinsured and all amounts recoverable under all other reinsurance inuring to the benefit of this Agreement shall be deducted in arriving at the amount of the Reinsurer's liability for Loss and Loss Expenses. All salvages, recoveries and payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to said settlement and all necessary adjustments shall be made by the parties hereto.

         The amount of the Reinsurer's liability for Loss and Loss Expenses shall not be increased by reason of the inability of the Reinsured to collect from any other Reinsurers, whether specific or general, any amounts which may have become due from them whether such inability arises from insolvency of such other Reinsurers or otherwise.

3.       EXTRA CONTRACTUAL OBLIGATIONS AND LOSS IN EXCESS OF POLICY
         LIMITS

         Reinsurer shall pay Reinsurer's Quota Share of any liability incurred by Reinsured as the result of any Extra Contractual Obligations or Loss in Excess of Policy Limits, both as defined herein, in addition to any liability incurred by the Reinsured for Loss or Loss Expenses related to the claim, demand or loss which generated the Extra Contractual Obligations or Loss in Excess of Policy Limits.

         The term "Extra Contractual Obligations" shall mean those liabilities of the Reinsured not covered under any other provision of this Agreement and which arise from the handling of any demand, claim or loss covered under this Agreement, such liabilities arising because of, but not limited to, the following: failure by the Reinsured to settle within the policy limit, or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

         The term "Loss in Excess of Policy Limits" shall mean any liability of the Reinsured arising because of failure to settle within the policy limit or by reason of alleged or actual negligence, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of any appeal consequent upon such action.

         The date on which any Extra Contractual Obligations or Loss in Excess of Policy Limits is incurred by the Reinsured shall be deemed to be the date of the insured's demand, claim, or loss under the Policy. Extra Contractual Obligations and Loss in Excess of Policy Limits shall not include any liabilities incurred by the Reinsured due to the fraud of a member of its Board of Directors or one or more of its officers acting individually or collectively or in collusion with any individual or any other organization or party involved in the presentation, defense, or settlement of any demand, claim or loss covered under this Agreement.

4.       INDEMNIFICATION OF REINSURED

         (a) Reinsurer shall indemnify, defend, and hold harmless the Reinsured and Reinsured's directors, officers, employees, agents, and representatives, for Reinsurer's Quota Share of any demand, claim, loss, expense, cost, or liability, including reasonable attorney's fees, arising out of or in connection with (1) the errors or omissions of Manager, Program Manager, or the Claims Handling Facility or (2) Manager, Program Manager or Claims Handling Facility following the instructions, directions, or procedures of the Reinsurer or Reinsured.

         (b) In the event of the Program Manager discontinuing the servicing of this Program for any reason then Reinsurer agree to pay their Quota Share of the ongoing costs for such servicing.

         (c) Reinsurer will pay their Quota Share of any penalties, fines or other regulatory or statutory restitutions imposed on the Reinsured by operation of this Agreement.

                                    ARTICLE 3

EXCLUSIONS

This Agreement does not apply to and absolutely excludes the following:

1. All liability of the Reinsured arising, by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. "Insolvency Fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed which provides for any assessment of or payment or assumption by the Reinsured of part or all of any claim, debt, charge, fee or other obligation of any insurer, or its successors or assigns which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

2. Business excluded by the attached Nuclear Incident Exclusion Clauses - Liability Reinsurance, USA, and Canada, N.M.A. 1590 and 1979a and the Nuclear Energy Risks Exclusion Clause (Reinsurance) (1984) (Worldwide excluding U.S.A. and Canada), N.M.A. 1975a, copies of which are attached.

3.       Financial guarantee and insolvency insurance policies or business.

4. Any liability of the Reinsured arising as a result of its participation in any pool or syndicate, except for intercompany transactions by and between affiliates and except for any assessments imposed upon the Reinsured arising from the Reinsured's involuntary share of any Insurance Plan relating to Policies issued by the Program Manager on behalf of the Reinsured shall be covered hereunder.

                                    ARTICLE 4

TERRITORIAL SCOPE

The territorial scope of this Agreement shall be the same as that of the Policies.

                                    ARTICLE 5

COMMENCEMENT AND TERMINATION

This Agreement takes effect at 12:01 a.m. on the Commencement Date and applies to Policies incepting on or with renewal dates on or after the Commencement Date. This Agreement shall remain in full force and effect unless canceled at 12:01 a.m. on any subsequent anniversary of the Commencement Date by either party giving to the other not less than twenty-four (24) months prior notice in writing.

In the event of cancellation of this Agreement, all ceded Policies in force as of the effective time and date of cancellation including any written during the period of notice shall remain covered under this Agreement until their earliest individual lawful non-renewal or termination, whichever occurs first. Reinsurer shall follow the fortunes of the Reinsured with respect to the cancellation or non-renewal of any Policies, it being the intention that the liability of Reinsurer continue until all ceded Policies and legally required renewals thereof expire, including any endorsements, including discovery, which extend coverage under these policies.

The Policies shall be allocated to separate Agreement Years, each for twelve months commencing at 12:01 a.m. on the Commencement Date and each anniversary date thereof. Policy renewals shall be allocated to the Agreement Year in which the renewal incepts. Discovery period endorsements and extended reporting endorsements shall be allocated to the same Agreement Year as the expiring Policies to which they attach.

On or after the first anniversary of the Commencement Date, the Schedules attached to the Program Manager Agreement may be amended by the Reinsurer on behalf of the Reinsured provided that such amendments do not alter the rights and obligations found in the body of the Program Manager Agreement to which the Schedules are attached and provided they do not contravene any legal or regulatory requirement to which the Reinsured is subject, which has been confirmed in writing by the Reinsured. Amendments to the Schedules attached to the Program Manager Agreement shall be subject to the terms of the Program Manager Agreement governing amendments.

In addition to the above, at January 1, 2001 and each anniversary date thereof, the rates to be used for Policies subject to this Agreement during the subsequent twelve (12) month period shall be agreed by Reinsurers. Should the Reinsurers and the Program Manager be unable to mutually agree the rates, this Agreement shall be terminated at the anniversary date by either party giving to the other not less than one hundred twenty (120) days prior notice in writing.

                                    ARTICLE 6

FOLLOW THE FORTUNES

This Agreement shall be construed as an honorable undertaking between the Reinsured and the Reinsurer and is not to be defeated by technical legal constructions, it being the intention that the liability of the Reinsurer shall follow the fortunes of the Reinsured's liability in every case and be subject in all respects to all general and special stipulations, clauses, waivers and modifications of the Policies and to all judicial or judicially enforceable determinations of liability arising out of or in connection with the Policies.

                                    ARTICLE 7

AIDS TO INTERPRETATION

This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflicts of laws/rules. In the event that any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained therein. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Article, paragraph and section headings are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine, or neuter gender.

                                    ARTICLE 8

MANAGER APPOINTMENT

Reinsured and Reinsurer jointly appoint Manager to (1) monitor the activities of, (2) obtain and regularly review information regarding the Policies underwritten by, and (3) assess the procedures and performance of the Program Manager to ensure compliance with established guidelines under the Program Manager Agreement and attached schedules.

                                    ARTICLE 9

NOTICES

All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended, facsimile transmission, courier service, or by being deposited, postage prepaid, certified or registered mail, return receipt requested, in the official postal service for the country in which the sender is located, bearing the address shown in this Agreement for, or such other address as may be designated in writing hereinafter by such party.

If to Reinsured:                    Robert Zak, President
                                    Merchants Insurance Company
                                    of New Hampshire, Inc.
                                    250 Main Street
                                    Buffalo, NY  14202

With required copy to:              George P. Lagos, President
                                    Syndicated Services Company, Inc.
                                    City Hall Plaza
                                    900 Elm Street, Suite 705
                                    Manchester, NH 03101

If to Intermediary or Reinsurer:    Carvill America, Inc. - Chicago
                                    77 W. Wacker Drive, Suite 4120
                                    Chicago, lL  60601

                                    R.K. Carvill & Company, Ltd.
                                    St. Helen's
                                    1 Undershaft
                                    London, England EC3A 8JT

With required copy to:              Syndicated Services Company, Inc.
                                    City Hall Plaza
                                    900 Elm Street, Suite 705
                                    Manchester, NH 03101

                                   ARTICLE 10

PREMIUM AND COMMISSIONS

The premium payable to the Reinsurer ("Ceded Premium") shall be the Reinsurer's Quota Share of the Original Gross Premium, as defined herein, for the Policies.

The Reinsurer will allow the Reinsured a ceding commission ("Ceding Commission") on Ceded Premium as follows:

(a)      a commission of 22.0% payable under the Program Manager Agreement;

(b) a 7.0% override payable to the Reinsured to cover board and bureau fees, taxes, surcharges, surtaxes, assessments and overhead expenses;

(c)      the 3% payable to Manager for services performed;

(d) 7.5% payable to the Program Manager in respect of costs incurred in the operation of the Claims Mandate as more fully outlined in the Mandate (operated by the designated Claim Facility) attached to the Program Manager Agreement, which is attached to this Quota Share Agreement.

"Original Gross Premium" as used in this Agreement shall mean the gross written premium collected by the Reinsured for the Policies less returns and cancellations.

                                   ARTICLE 11

CONTINGENT COMMISSION:

In addition to the Commission specified in ARTICLE 10 - PREMIUM AND COMMISSIONS above, the Reinsurer will allow the Reinsured a Contingent Commission of 50.0% in respect of the combined Cumulative Gross Underwriting Profit for business written under this Agreement and for policies written under the Quota Share Reinsurance Agreement between Mutual Service Casualty Insurance Company and the Reinsurers hereunder. Cumulative Gross Underwriting Profit shall be defined as the difference between the actual Gross Loss Ratio (being the ratio of paid and outstanding losses and Loss Expenses plus any involuntary assessments, surcharges or fees relative to policies written hereunder, plus an Incurred But Not Reported ("IBNR") factor as scheduled below, plus 10.0% of any subrogation recoveries paid or payable to the Claim Facility, to the Original Gross Premium for the Agreement Years in question) and 45.0%, multiplied by the Original Gross Premium for the Agreement Years in question. Should the Gross Loss Ratio so calculated exceed 45.0%, no Contingent Commission shall be payable.

Contingent Commission to be calculated at December 31, 2001 and annually thereafter in respect of Agreement Years expiring 12 months or more prior to the date of calculation, until in the event of termination of this Agreement, all claims are finally settled or closed. The following IBNR factors will be incorporated in respect of each Agreement Year:

                  15% of Original Gross Premium in respect of the Agreement Year expiring 12 months prior to the date of calculation.

                  7.5% of Original Gross Premium in respect of the Agreement Year expiring 24 months prior to the date of calculation.

                  Nil in respect of Agreement Years expiring 36 months or more, prior to the date of calculation.

At each calculation date, the Contingent Commission so calculated, less any amounts previously paid, shall be payable to the Reinsured within 60 days of the calculation date. Should the Contingent Commission so calculated be less than the amount previously paid to the Reinsured, the difference being the Return Profit Commission shall be due and payable by the Reinsured within 60 days of the calculation date.

The Contingent Commission calculated hereunder shall be apportioned to each Reinsurance Agreement in the same proportion as the respective 100% Original Gross Premium ceded to each Reinsurance Agreement under the Reinsurance Agreement Year to which the calculation applies. Final calculation and apportionment to be agreed by the Lead Reinsurer on the Reinsurance Agreement governing this Program, as presented and independently verified by Manager.

It is hereby noted and agreed that all IBNR factors are to be reviewed between the Program Manager and the Reinsurers on each annual anniversary of this Agreement. In the event of failure to agree between the parties, the above IBNR factors shall remain in place.

It is understood and agreed that l ) any Contingent Commission paid by the Reinsurers to the Reinsured, as aforesaid shall in turn be payable in full by the Reinsured to the Program Manager named in this Agreement, and 2) any Return Contingent Commission paid by the Program Manager as aforesaid shall in turn be paid in full by the Reinsured to the Reinsurers.

                                   ARTICLE 12

TAX PROVISIONS

The Reinsured shall be liable for all taxes except any Federal Excise Tax levied on Ceded Premium.

Reinsured shall not claim any deduction in respect of Ceded Premium when making tax returns, other than income or Profits tax returns, to any fiscal authority of the United States of America or Canada or any State or Territory or Providence thereof.

                                   ARTICLE 13

PREMIUM ACCOUNTS. REPORTS AND PAYMENTS

Within l5 days following the end of each month an account is expected to be received by Manager from the Program Manager which Manager shall forward to the Reinsured and Reinsurer when received.

Such accounts to Reinsurer shall detail separately for each Agreement Year the transactions during the month attributable to that Agreement Year as follows:

1.       Original Gross Premiums;

2.       Ceding Commission;

3. Policy information, individual risk information on each Policy, and other information reasonably requested by the Reinsurer.

Within 45 days following the end of the month, the Program Manager is expected to remit to Manager the amount due under the account for that month which shall be forwarded to the Reinsured and Reinsurer upon receipt.

In the event of a monthly account showing funds due from Reinsurer, Reinsurer shall remit the amount due to Manager within 45 days following the end of the month which shall be forwarded to the Reinsured upon receipt.

                                   ARTICLE 14

CLAIMS AND CLAIMS HANDLING

The "Claims Mandate" which is either a part of the Program Manager Agreement or a separate agreement as determined in the attached documents identifies the Claims Handling Facility which shall operate in accordance with the Claims Mandate. The Reinsurer shall abide by all loss settlements and compromises made on behalf of the Reinsured and Reinsurer by the Claim Handling Facility. All such settlements and compromises, including ex gratia payments, shall be unconditionally binding upon the Reinsurer.

                                   ARTICLE 15

CURRENCY

All dollar amounts appearing in this Agreement shall be understood to be in the currency of the United States of America.

All payments hereunder shall be made in the currency of the United States of America.

                                   ARTICLE 16

EXPIRATIONS

In the event the Reinsured becomes the owner of the Program Manager's expiration rights under the Program Manager Agreement, the Reinsurer shall be entitled to the Reinsurer's Quota Share of the expiration rights. The Reinsurer agrees to pay the Reinsurer's Quota Share of any expenses or costs incurred by the Reinsured in acquiring ownership and control to the expiration rights. Such expenses and costs to be approved in advance by the Reinsurer.

                                   ARTICLE 17

ERRORS AND OMISSIONS

No inadvertent delay, error or omission shall be held to relieve either party hereto of any liability which would have attached to them under this Agreement if such delay, error or omission had not been made, provided that rectification is made immediately upon discovery.

                                   ARTICLE 18

INSOLVENCY OF THE REINSURED

Amounts due under this Agreement shall be payable by the Reinsurer on the basis of the liability of the Reinsured under the Policies without diminution because of the insolvency of the Reinsured.

In the event of the insolvency of the Reinsured, the Liquidator or Receiver or Statutory Successor of the Reinsured shall give written notice to the Reinsurer of the pendency of any claim against the insolvent Reinsured on the Policies within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of such claim the Reinsurer may investigate such claim and intervene, at their own expense, in the proceedings where such claim is to be adjudicated and interpose any defense or defenses which they may deem available to the Reinsured or its Liquidator or Receiver or Statutory Successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense so undertaken by the Reinsurer.

When two or more Reinsurers are involved in the same claim and a majority in interest elect to investigate the claim and/or to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the above paragraph as though such expense had been incurred by the Reinsured.

In the event of the insolvency of the Reinsured, the amounts due to the Reinsured under this Agreement shall be payable by the Reinsurer directly to the Reinsured or to its Liquidator,

Receiver or Statutory Successor, except (a) where the Agreement specifically nominates another payee of such reinsurance in the event of the insolvency of the Reinsured and (b) where the Reinsurer, with the consent of the Reinsured's original insureds or reinsured, has assumed such policy obligations of the Reinsured as direct obligations of the Reinsurer to the payees under such risks and in substitution for the obligations of the Reinsured to such payees.

                                   ARTICLE 19

AMENDMENTS AND ALTERATIONS

This Agreement and the attached exhibits hereto, if any, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative thereto, and may only be changed in writing, signed by or on behalf of both parties.

                                   ARTICLE 20

ARBITRATION

All disputes arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten ( 10) days' notice of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator), with each arbitrator eliminating two individuals from the other arbitrator's list, and the third arbitrator shall be determined by a blind drawing from the two remaining individuals.

All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's of London.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine a schedule for the filing of briefs, discovery procedures and hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Boston, Massachusetts, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

The panel shall make its decision considering the custom and usage of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Reinsured to each of the Reinsurers constituting the one party, provided that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Agreement from several to joint.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including not limited to attorney's fees.

                                   ARTICLE 21

SERVICE OF SUIT

This Article applies only to any Reinsurer signatory hereto who is domiciled outside the United States of America or, should the Reinsured be authorized to do business in the State of New York, any Reinsurer who is unauthorized in New York as respects suits instituted in New York.

In the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Reinsured, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any State in the United States.

It is further agreed that service of process in such suit may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019-6829, and that in any suit instituted against any one of them upon this Agreement, Reinsurer shall abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of Reinsurer in any such suit and/or upon the request of the Reinsured to give a written undertaking to the Reinsured that they will enter a general appearance upon Reinsurer's behalf in the event such suit is instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, Reinsurer hereon hereby designates the Superintendent, Commissioner or

Director of insurance or other officer specified for that purpose in the Statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Agreement, and hereby designate the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

The provisions contained in this Article are not intended in any way to alter the obligations of the parties to this Agreement to seek arbitration of any dispute pursuant to the Arbitration Clause contained in this Agreement.

                                   ARTICLE 22

INTERMEDIARY

Carvill America, Inc. of Chicago, 77 W. Wacker Drive, Suite 4120, Chicago, IL 60601 and/or R.K. Carvill & Company, Ltd. of St. Helen's, 1 Undershaft, London, England EC3A 8JT, is hereby recognized as the Intermediary negotiating this Agreement. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Reinsured or the Reinsurer through, Carvill America and/or R.K. Carvill. Payments by the Reinsured to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Reinsured only to the extent that such payments are actually received by the Reinsured.

                                   ARTICLE 23

PARTICIPATION

This Agreement obligates each of the Reinsurers for its proportion of the interests and liabilities set forth under this Agreement, such proportions being shown in the attached Schedules.

The participation of each of the Reinsurers in the interests and liabilities of this Agreement shall be separate and apart from the participation of the other Reinsurers and shall not be joint with those of the other Reinsurers, and each of the Reinsurers shall in no event participate in the interests and liabilities of the other Reinsurers.

                                SIGNING SCHEDULE

                      attaching to and forming part of the

                    QUOTA SHARE REINSURANCE TREATY AGREEMENT

                                    effective

                                 January 1, 2000

                              entered into between



               MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.
                                   Buffalo, NY

        in respect of business underwritten in the name of the Reinsured

                              Sureco National, LLC

                              Manalapan, New Jersey

                     and the Reinsurers as designated below

Executed in Buffalo, New York         this March 31st,            day of 2000

For and on behalf of:
MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.

Executed in London, England on the date as detailed on the Schedule attached hereto

                  For the 100% amount appearing in Article 2
                  Reinsurers' shares hereon in respect of Schedule A of the attached Program Manager Agreement.

For and on behalf of:
UNDERWRITING MEMBERS OF LLOYD'S